InterContinental Life Corporation
Austin Centre, 701 Brazos, Austin, Texas  78701





Dear Shareholder:

You are invited to attend the rescheduled Annual Meeting of Shareholders of InterContinental Life Corporation, which will be held at the Austin Centre, 701 Brazos, Austin, Texas 78701 on June 17, 1997, at 10:00 a.m. local time. As we previously advised you, the date of the Annual Meeting has been changed from the originally scheduled date (May 20, 1997) in order to include an additional matter on the agenda for the meeting. In addition to the election of directors, the revised agenda includes a proposal whereby the domicile of the Company would be changed from New Jersey to Texas.

For those of you who cannot be present at this meeting, we urge that you participate by indicating your choices on the enclosed proxy and completing and returning it to us in the enclosed postage paid envelope at your earliest convenience. By returning your proxy promptly, you will assist us in reducing the Company's expenses relating to the meeting. You can revoke your signed proxy at any time before it is used.

We appreciate your support and cooperation in returning the enclosed proxy.

Cordially,


Roy F. Mitte
Chairman, President and Chief
Executive Officer


                   InterContinental Life Corporation
             Austin Centre, 701 Brazos, Austin, Texas  78701


                        NOTICE OF ANNUAL MEETING
                        TO BE HELD JUNE 17, 1997


Notice is hereby given that the Annual Meeting of Shareholders of InterContinental Life Corporation will be held at the Austin Centre, 701 Brazos, Austin, Texas 78701 on June 17, 1997 at 10:00 a.m. local time. This date represents a rescheduled date for the meeting which was originally scheduled to be held on May 20, 1997. At the Annual Meeting, the following matters are to be considered and acted upon:

      1.   The election of eleven Directors for the ensuing year.

      2. The approval of the Redomestication of the Company and the related Plan and Agreement of Merger of the Company into ILCO-Texas, a wholly-owned subsidiary of the Company.

      3. Such other business that may properly come before the meeting or any adjournment thereof.

Only those Shareholders of record at the close of business on April 28, 1997 (the "Record Date") will be entitled to notice of and vote at the meeting or any adjournment thereof.

We hope that you will be able to attend the meeting in person.
IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY in the enclosed envelope for which no postage is necessary if mailed in the United States. It will assist us in reducing the expenses of the Annual Meeting if Shareholders who do not attend in person return the signed proxy promptly. You may revoke your proxy at any time before it is voted.


May 12, 1997


                           By Order of the Board of
                                  Directors


Eugene E. Payne
Secretary


                   PROXY STATEMENT FOR THE RESCHEDULED
                     ANNUAL MEETING OF SHAREHOLDERS
                                   OF
                    InterContinental Life Corporation
           701 Brazos  Austin Centre  Austin, Texas  78701

      This Proxy is furnished in connection with the solicitation of proxies by the Board of Directors of InterContinental Life Corporation (ILCO or the Company) for use at the Rescheduled Annual Meeting of Shareholders to be held June 17, 1997, at the Austin Centre, 701 Brazos, Austin, Texas 78701. Solicitation of proxies may be made by mail and telephone and the expenses will be borne by the Company. The Company intends to reimburse broker-dealers and others for forwarding the proxy materials to beneficial owners of the Company's stock. The approximate date on which this Proxy Statement and the enclosed Form of Proxy will be sent or given to Shareholders is May 12, 1997.

      A copy of the Annual Report to Shareholders for the year ended December 31, 1996, including financial statements, has either been previously forwarded to Shareholders or is included with this Proxy Statement.

      A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K, including Financial Statements and Financial Statement Schedules, may be obtained by Shareholders without charge upon the receipt of a written request addressed to Robert S. Cox, InterContinental Life Corporation, 701 Brazos, Austin Centre, Austin, Texas 78701.

      Only Shareholders of record on the books of the Company at the close of business on April 28, 1997, will be entitled to vote at the Rescheduled Annual Meeting. At the close of business on such date, there were outstanding and entitled to vote 5,339,497 shares of common stock, $.22 par value, of the Company. Shareholders of the Company are entitled to one vote for each share held of record at the close of business on the Record Date. The proxy is revokable at any time prior to the exercise thereof at the meeting by written notice filed with the Secretary of the Company or by delivery of a later proxy. All shares represented by executed and unrevoked proxies will be voted in accordance with specifications therein. Proxies submitted without specification will be voted to elect the nominees for directors named herein.




ELECTION OF DIRECTORS

      The following eleven nominees are proposed for election as Directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified. All nominees are now Directors of the Company. Proxies solicited by the Board of Directors will be voted in favor of the election of these nominees unless authorization to do so is withheld in the proxy. If any nominee for election as Director is unable to serve, which the Board of Directors does not anticipate, the persons acting under the proxy will vote for such other person as management may recommend. An affirmative vote by a majority of those shares constituting at least a quorum at the Annual Meeting of Shareholders is required for the election of Directors. The Board of Directors recommends a vote "FOR" each of the nominees.

      The names and ages of the nominees, their principal occupations or employment during the past five years and other data regarding them, as of April 21, 1997, are set forth below. The information is based on information received from the Directors.

Name          Age     Principal Occupation and Other             Director
                      Occupation                                 Since

Joseph F.     58      Vice President of ILCO from May            1991
Crowe, FSA            1991 to January 1997, when he
                      retired from active service with
                      the Company. Director of ILCO
                      since May 1991. Vice President of
                      FIC from February 29, 1992 to
                      January 3, 1997. Director of FIC
                      since February 29, 1992. Executive
                      Vice President and of Investors
                      Life Insurance Company of North
                      America and InterContinental Life
                      Insurance Company from June 1991
                      to January 1997.  Director of
                      Investors Life Insurance Company
                      of North America and
                      InterContinental Life Insurance
                      Company since June 1991.
                      Executive Vice President of
                      Family Life Insurance Company from
                      June 1991 to January 1997.
                      Director of Family Life Insurance
                      Company since June 1991.
                      Executive Vice President of
                      Investors Life Insurance Company
                      of Indiana from February 1995 to
                      January 1997. Director of
                      Investors Life Insurance Company
                      of Indiana since February 1995.
                      from December  1986 to March 1991,
                      Executive Vice President of
                      Personal Financial Security
                      Division of Aetna Life & Casualty
                      Company.

Theodore A.   57      Vice President and Director of            1991
Fleron, Esq.          ILCO since May 1991.  Assistant
                      Secretary since June 1990. Vice
                      President and Director of FIC
                      since August 1996. Senior Vice
                      President, General Counsel,
                      Assistant Secretary and Director
                      of Investors Life Insurance
                      Company of North America and
                      InterContinental Life Insurance
                      Company since July 1992.  General
                      Counsel, Assistant Secretary and
                      Director of Investors Life
                      Insurance Company of North America
                      and InterContinental Life
                      Insurance Company from January
                      1989 to July 1992.  Senior Vice
                      President, General Counsel,
                      Director and Assistant Secretary
                      of Investors Life Insurance
                      Company of Indiana since June
                      1995. Senior Vice President,
                      General Counsel, Director and
                      Assistant Secretary of Family Life
                      Insurance Company since August
                      1996.

W. Lewis      64       Dentist practicing in San Marcos,           1988
Gilcrease, DDS         Texas.  Director of ILCO since
                       1988.  Director of FIC from 1979
                       to July 6, 1991.

James M.       53      Vice President and Treasurer of             1984
Grace, CPA             ILCO since January 1985. Executive
                       Vice President, Treasurer and
                       Director of InterContinental Life
                       Insurance Company since 1989. Vice
                       President, Treasurer and Director
                       of Financial Industries
                       Corporation since 1976.  Executive
                       Vice President and Treasurer of
                       Investors Life Insurance Company
                       of North America since 1989;
                       Executive Vice President,
                       Treasurer and Director of Family
                       Life Insurance Company (a
                       subsidiary of FIC) since June
                       1991. Director, Executive Vice
                       President and Treasurer  of
                       Investors Life Insurance Company
                       of Indiana since February 1995.

Jeffrey H.    44       Director of FIC since May 1995.             1995
Demgen                 Vice President of FIC since August
                       1996.  Vice President and Director
                       of ILCO since August 1996.
                       Director of Family Life Insurance
                       Company since October 1992.
                       Executive Vice President of Family
                       Life Insurance Company since
                       August 1996.  Senior Vice
                       President of Family Life Insurance
                       Company from October 1992 to
                       August 1996.  Executive Vice
                       President and Director of
                       Investors Life Insurance Company
                       of North America since August
                       1996.  Senior Vice President and
                       Director of Investors Life
                       Insurance Company of North America
                       from October 1992 to June 1995.
                       Executive Vice President of
                       InterContinental Life Insurance
                       Company since August 1996.  Senior
                       Vice President of InterContinental
                       Life Insurance Company from
                       October 1992 to June 1995.
                       Executive Vice President and
                       Director of Investors Life
                       Insurance Company of Indiana since
                       August 1996.  Senior Vice
                       President of United Insurance
                       Company of America from September
                       1984 to July 1992.

Richard A.    64       Certified Public Accountant and             1981
Kosson, CPA            partner in the firm of Manheim,
                       Kosson & Novick in Millburn, New
                       Jersey.

Roy F. Mitte  65       Chairman of the Board and Chief             1984
                       Executive Officer of the Company
                       and InterContinental Life
                       Insurance Company since 1985.
                       President of the Company since
                       April, 1985. Chairman of the
                       Board, President and Chief
                       Executive Officer of FIC since
                       1976. Chairman of the Board,
                       President and Chief Executive
                       Officer of Investors Life
                       Insurance Company of North America
                       since December 1988. Chairman of
                       the Board, President and Chief
                       Executive Officer of Family Life
                       Insurance Company since June 1991.
                       Chairman of the Board, President
                       and Chief Executive Officer of
                       Investors Life Insurance Company
                       of Indiana since February 1995.
                       Chairman, ILG Securities
                       Corporation since 1988.

Eugene E.     54       Vice President of ILCO since              1989
Payne, Ph.D            December 1988 and Director since
                       1989.  Vice President and Director
                       of Financial Industries
                       Corporation since February 1992.
                       Executive Vice President,
                       Secretary and Director of
                       Investors Life Insurance Company
                       of North America since 1988.
                       Executive Vice President since
                       December 1988 and Director since
                       May 1989 of InterContinental Life
                       Insurance Company.  Executive Vice
                       President, Secretary and Director
                       of Family Life Insurance Company
                       since June 1991. Executive Vice
                       President, Secretary and Director
                       of Investors Life Insurance
                       Company of Indiana since February
                       1995.

H. Gene Pruner  69     Director of ILCO since August              1995
                       1996.  Director of Investors Life
                       Insurance Company of Indiana since
                       February, 1995.  President of
                       Market Share, Inc. since April
                       1985.

Steven P.        50    Senior Vice President since April           1994
Schmitt                1992 and Director, Vice President
                       and Assistant Secretary since 1989
                       of Investors Life Insurance
                       Company of North America and
                       InterContinental Life Insurance
                       Company.  Senior Vice President
                       since April 1992 and Director and
                       Vice President since June 1991 of
                       Family Life Insurance Company.
                       Director, Senior Vice President
                       and Assistant Secretary of
                       Investors Life Insurance Company
                       of Indiana since June 1995.

Donald Shuman     72   Real estate specialist, engaged in          1980
                       sales and management of real
                       estate for his own company, Don
                       Shuman Associates, a real estate
                       brokerage and management firm.


      Mr. Shuman was the general partner of Shuman-Carlisle Mall Associates, a partnership that owned a 400,000 square foot shopping mall located in Carlisle, Pennsylvania. In January 1993, the partnership filed a petition pursuant to Chapter 11 of the Federal Bankruptcy Code, and that bankruptcy proceeding was concluded in early 1995.

      All of the nominees named on the previous pages were elected Directors at the 1996 Annual Shareholders Meeting, except Mr.
Demgen and Mr. Pruner, who were appointed Directors by the Board of Directors on August 26, 1996.

      The incumbent directors have been nominated for submission to vote of the shareholders for reelection at the 1997 annual shareholders' meeting.


                     REDOMESTICATION OF THE COMPANY

      The second item which is to be considered at the Annual Meeting is the redomestication of the Company from the State of New Jersey to the State of Texas (the "Redomestication"). In order to accomplish this change of domicile, the Company has created a wholly-owned subsidiary, ILCO-Texas, a Texas company. If the Redomestication proposal is approved by the Shareholders of the Company, the Company would merge with ILCO-Texas (the "Merger"), pursuant to a Plan and Agreement of Merger (the "Plan of Merger"). The surviving company in the Merger will be ILCO-Texas. Immediately following the completion of the Merger, ILCO-Texas will change its name to InterContinental Life Corporation. Each share of the common stock of InterContinental Life Corporation, a New Jersey company, ($.22 par value), will be automatically converted into one share of common stock of ILCO-Texas, a Texas company, (par value $.22), by operation of the merger. As of April 28, 1997, there were 5,339,497 shares of the common stock of the Company issued and outstanding. The terms and conditions of the proposed merger are described more fully in the Plan of Merger attached hereto as Exhibit "A".

      The Board of Directors of the Company unanimously approved the proposed change of domicile of the Company and the related
Plan of Merger, by unanimous written consent, on    April 29,
1997    .

      ILCO-Texas was incorporated in Texas on April 29, 1997. A copy of the Articles of Incorporation is attached hereto as Exhibit "B". The Board of Directors of ILCO-Texas has adopted Bylaws, a copy of which is attached hereto as Exhibit "C". The Bylaws of ILCO-Texas are substantially similar as the Bylaws of the Company.

      The Articles of Incorporation of ILCO-Texas provide for authorized common stock in the amount of 15,000,000 shares of $.22 par value. The Articles of Incorporation of the Company provide for authorized common stock in the amount of 10,000,000 shares. In connection with the authorization of the incorporation of ILCO-Texas, the Board of Directors of the Company believes that it is desirable to have sufficient authorized shares of common stock available to ILCO-Texas for future stock splits or dividends, financing and acquisition transactions and other general corporate purposes. The additional shares of common stock would be available for issuance without further action by the stockholders unless such action is required by applicable law or regulation. Neither the Company nor ILCO-Texas has any present intent, understandings or arrangements for issuance of the 5,000,000 shares of common stock authorized by the Articles of Incorporation of ILCO-Texas which are in addition to the 10,000,000 shares of common stock presently authorized by the Articles of Incorporation of the Company.

      The Articles of Incorporation of ILCO-Texas also provide for authorized preferred stock in the amount of 30,000,000 shares of $1.00 par value. This provision is intended to continue in effect, after the Merger, the combined preferred stock structure of the Company. The current preferred stock structure of the Company is described in the following paragraph. ILCO-Texas has no present intent, understandings or arrangements for issuance of the Preferred Stock which is authorized by the Articles of Incorporation of ILCO-Texas.

      The Articles of Incorporation of the Company provide for three classes of preferred stock - (i) Class A Preferred Stock, 5,000,000 shares of $1.00 par value, (ii) Class B Preferred Stock, 15,000,000 shares of $1.00 par value and (iii) Class C Preferred Stock, 10,000,000 shares of $1.00 par value. The Class A Preferred Stock and the Class B Preferred Stock were issued in December, 1988, in connection with the acquisition by the Company of two life insurance companies from CIGNA Corporation. In May, 1990, the Company effected an exchange of its Class A Preferred Stock and its Class B Preferred Stock for subordinated notes issued to the holders of the preferred stock. The subordinated notes were subsequently prepaid by the Company. As a result of the May, 1990 exchange, the Class A Preferred Stock and the Class B Preferred Stock are classified as preferred stock held in treasury. The Company has not issued any of the Class C Preferred Stock.

      The initial Board of Directors of ILCO-Texas consists of the same individuals who are currently members of the Board of Directors of the Company. If the individuals who are proposed for election as directors of the Company at this meeting are elected by the Shareholders, such individuals would continue to serve as directors of ILCO-Texas, until the Annual Meeting of Shareholders of ILCO-Texas or until their successors are elected and qualified.

Vote Required:

      The affirmative vote of a majority of those shares of common stock of the Company constituting at least a quorum is required in order for the proposed Redomestication to be approved. Since
ILCO-Texas is a wholly-owned subsidiary of the Company, the Company has sufficient voting power to cause ILCO-Texas to approve the proposed transaction on behalf of ILCO-Texas.

      Financial Industries Corporation ("FIC") owns approximately
46% of the outstanding common stock of the Company.


Reasons for the Redomestication:

      Since 1992, the employees of the life insurance subsidiaries of the Company have been located at the executive offices in Austin, Texas. While the Company leases an office building in Elizabeth, New Jersey which previously served as the home office of the Company, and a subsidiary of the Company, InterContinental Life Insurance Company, is currently domiciled in New Jersey and owns several small parcels of real estate located in Elizabeth, New Jersey, the Company currently does not have any significant business contacts within the State of New Jersey.

      The Company does not expect that the change in domicile will effect any significant cost savings. However, the Company believes that the proposed transaction will enable it to centralize its primary corporate reporting and compliance activities in the same jurisdiction where its executive offices are located.

      FIC, which owns approximately 46% of the common stock of the Company, is also incorporated in the State of Texas.

Conditions to the Redomestication and Merger:

      The proposed redomestication and the related Plan of Merger are subject to certain conditions, including the following: (i) the affirmative vote of a majority of those shares of common stock of the Company constituting at least a quorum of the outstanding shares of common stock of the Company and (ii) the obtaining of all necessary consents or approvals of any federal or state regulatory authority necessary for the consummation of the proposed transaction.

      The Board of Directors of the Company may terminate the Plan of Merger if, in its opinion, consummation of the redomestication and merger would be inadvisable or because of the number of shares of stock held by Shareholders of the Company who vote against the proposed transaction. No specific percentage of shares voting against the proposal which would result in the termination of the redomestication and the Plan of Merger has been established at this time. See also the discussion under the caption "Dissenters' Rights", for a description of the additional circumstances under which the Board of Directors may terminate the Plan of Merger.

Effective Date:

      The Plan of Merger provides that the merger will become effective (the "Effective Time") upon the filing of all required documents with the Texas Secretary of State and the New Jersey Secretary of State, whichever is later, provided that such documents shall not be filed until the later of the following:

                 a. approval of this Merger by the affirmative vote of a majority of those shares of common stock of ILCO constituting at least a quorum at the meeting of Shareholders at which the Plan of Merger is considered;

                 b. approval of this Merger by the sole shareholder of ILCO-Texas; and

                 c. the obtaining of all consents or approvals necessary for the consummation of the Merger, including, but not limited to, the consent of approval of any federal or state regulatory authority.

      The Plan of Merger provides for automatic termination in the event that the above described conditions have not been satisfied on or before December 31, 1997.

Dissenters' Rights:

      Under the provisions of the New Jersey Business Corporation
Act, Shareholders who do not vote in favor of the proposed redomestication and the related Plan of Merger will not have any "rights of dissenting shareholders", as that term is defined in the Act. Section 14A:11-1 provides, in part, that:

      (1) Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions

           (a) any plan of merger or consolidation to which the corporation is a party, provided that, unless the certificate of incorporation otherwise provides

                 (i) a shareholder shall not have
                 the right to dissent from any plan
                 of merger or consolidation with
                 respect to shares:

                 (A) of a class or series which is
                 listed on a national securities
                 exchange or is held of record by
                 not less that 1,000 holders of
                 record on the record date fixed to
                 determine the shareholders entitled
                 to vote upon the plan of merger or
                 consolidation;

      As of the record date for the Annual Meeting, there were 1,533 holders of record of the common stock of the Company. In addition, the common stock of the Company is listed on the Nasdaq SmallCap Market. Accordingly, the Company believes that the rights of dissenting shareholders (including the right to demand payment of fair value) as described in Chapter 11 of the New Jersey Business Corporation Act are not available to Shareholders who do not vote in favor of the proposed redomestication and the related Plan of Merger. In the event that a determination is subsequently made that, notwithstanding the foregoing discussion, shareholders of the Company do have dissenters' rights, the Board of Directors of the Company reserves the right to terminate the Plan of Merger if, in its opinion, consummation of the Merger is inadvisable due to the number of shares of stock of the Company held by stockholders who dissent from the Plan of Merger and request payment in cash for the fair value of their shares, in accordance with applicable laws.


Comparison of State Law:

      The following is a comparison of the general provisions of the rights of Shareholders under the Business Corporation Acts of New Jersey and Texas. The comparison is not intended as an exhaustive comparison of such laws and persons interested in a more complete review of the similarities and differences between such laws are encouraged to consult with their own legal advisor. If the proposed Redomestication and the related Plan of Merger is consummated, the rights of Shareholders of the Company will be changed as follows:

      1. Governing Law. As a result of the Redomestication, the state of incorporation will be changed to Texas from New Jersey. The Company will be conducting business in Texas as a domestic corporation, rather than a foreign corporation. Since the Company will continue to have an interest in real property located in New Jersey, it will register as a foreign corporation in New Jersey. Except as described below, under the caption "Shareholder Voting", there are no material differences between the laws of Texas and New Jersey as they pertain to the operation of the Company.

      2. Classification of Directors. Under the laws of New Jersey and Texas, there are no specific requirements pertaining to the structure of the board of directors of a corporation. In both states, the minimum number of directors is one. Both New Jersey and Texas law permit the creation of classes of directors, so as to provide for staggered terms. In the case of a New Jersey corporation, any provision for classes of directors must be set forth in the articles of incorporation. A corporation domiciled in Texas may create classes of directors pursuant to its bylaws. The articles of incorporation of the Company do not provide for the creation of classes of directors. Neither the articles of incorporation or the bylaws of ILCO-Texas provide for the creation of classes of directors and there are no present plans to create such classes.

      The laws of both New Jersey and Texas permit the creation of one or more committees of the board of directors of a corporation. The Bylaws of the Company currently provide for an Executive Committee and such other committees as approved by the Board of Directors. The Bylaws of ILCO-Texas include similar provisions. Upon consummation of the Redomestication and the Plan of Merger, the committee structure of ILCO-Texas will be the same as the current committee structure of the Company.

      3. Shareholder Voting. Under the laws of the State of New Jersey, shareholders do not have the right to cumulative voting with respect to the election of directors, unless the articles of incorporation so provides. The Articles of Incorporation of the Company do not provide for cumulative voting.

      Texas law provides for cumulative voting with respect to the election of directors, unless the articles of incorporation provide otherwise. The Articles of Incorporation of ILCO-Texas preclude cumulative voting in connection with the election of directors.

      The laws of both New Jersey and Texas allow one vote for each share on matters submitted to the vote of shareholders. Under the laws of New Jersey, a plan of merger or consolidation requires the vote of a majority of those shares constituting at least a quorum of the outstanding shares of stock. The corresponding provisions of the laws of Texas provides that the affirmative vote of the holders of at least two-thirds of the outstanding shares is required in order to effect the merger of a corporation domiciled in Texas with another corporation.

      4. Preemptive Rights: Under the laws of both New Jersey and Texas, the provisions of the articles of incorporation of a corporation determine whether shareholders have preemptive
rights    .  The articles of incorporation of both the Company
and ILCO-Texas do not permit shareholders to exercise preemptive rights.


Certain Federal Income Tax Consequences:

      The following is a summary of the material U.S. federal income tax consequences of the proposed Merger to holders of the common stock of the Company. The summary is based upon the Internal Revenue Code, administrative pronouncements, judicial decisions and Treasury regulations, subsequent changes to any of which may affect the tax consequences described herein. The summary does not purport to be a comprehensive description of all of the tax consequences applicable to a particular taxpayer. Shareholders are urged to consult their tax advisors as to the particular federal income tax consequences to them of the Merger and as to state, local and other tax consequences, if any.

      The Merger is intended to qualify for federal income tax purposes as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code. The Company intends to obtain an
opinion from    Sneed, Vine & Perry, counsel to the Company,
that based upon customary representations and assumptions, the Merger so qualifies. The consummation of the Merger is contingent upon the receipt of such opinion. If the Merger qualifies as a reorganization under the Internal Revenue Code, the Company anticipates that the opinion of its tax advisors will confirm the following tax consequences: (i) no gain or loss will be recognized to the Company or ILCO-Texas as a result of the Merger, (ii) no gain or loss will be recognized to the shareholders of the Company upon the conversion of their shares of stock of the Company into shares of ILCO-Texas, (iii) the tax basis of shares of stock of the Company will continue to be the tax basis for shares of ILCO-Texas stock with respect to individuals whose shares of stock in the Company are converted into shares of ILCO-Texas, (iv) the holding period of shares of stock of ILCO-Texas received by shareholders will include the holding period of the shares of the Company for such individuals, provided that such shares were capital assets in the hands of the shareholder of the Company at the time of the Merger, and (v) the Merger will permit the following federal income tax attributes to be carried over from the Company to ILCO-Texas: (a) net operating loss carryovers, (b) unused investment credit, (c) capital loss carryovers, (d) accounting methods, (e) tax year and (e) earnings and profits.


                           EXECUTIVE OFFICERS

      The following table sets forth the names and ages of the persons who currently serve as the Company's executive officers together with all positions and offices held by them with the Company. Officers are elected to serve at the will of the Board of Directors or until their successors have been elected and qualified.

Name                   Age                Positions and Offices

Roy F. Mitte           65                 Chairman of the Board,
                                          President and
                                          Chief Executive Officer

James M. Grace         53                 Vice President and
                                          Treasurer

Eugene E. Payne        54                 Vice President and
                                          Secretary

Jeffrey Demgen (1)     44                 Vice President

      In May 1991, Roy F. Mitte suffered a stroke, resulting in partial paralysis affecting his speech and mobility. Mr. Mitte continues to make the requisite decisions in his capacity as Chief Executive Officer, although his ability to communicate and his mobility are impaired.

(1) Mr. Demgen was appointed a Vice President of the Company on August 26, 1996.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
                                  1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the period from January 1, 1996 through December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as follows: (i) Jeffrey H. Demgen filed a Form 5 in February, 1997, to report his appointment as a Director of the Company as of August 26, 1996, and to report beneficial ownership of (a) 198.5076 shares of ILCO common stock through the Employee Stock Purchase Plan made available to employees of the Company and 2,803 shares of ILCO common stock through the Employee Stock Ownership Plan, a non-contributory, tax-qualified plan made available to employees of the Company; (ii) W. Lewis Gilcrease filed a Form 5 in February, 1997, to report the disposition in December, 1996 of 4,420 shares of ILCO common stock to participants in a tax qualified retirement plan for which he served as trustee;
(iii) Eugene E. Payne filed a Form 5 in February, 1997, to report the purchase in August, 1990, of 1,200 shares of ILCO common stock which had not been included in prior Form 4 filings; and (iv) Roy
F. Mitte filed a Form 5 in February, 1997, to report the surrender, in December, 1996, of options to acquire 120,000 shares of ILCO common stock and the receipt of final payment from the Company of amounts payable in connection with such cancellation.

      H. Gene Pruner filed a Form 5 in February, 1997, to report his appointment as a Director of the Company as of August 26, 1996 and to report no beneficial ownership of ILCO common stock.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table presents information as of March 14, 1997 as to all persons who, to the knowledge of the Company, were beneficial owners of five percent (5%) or more of the Common Stock of the Company.





                              Amount & Nature of
Name and Address              Beneficial Ownership    Percent of Class

Financial Industries
 Corporation
701 Brazos, Suite 1400
Austin, Texas  78701..........3,668,501(1)             61.54%(6)

Roy F. Mitte
701 Brazos, Suite 1400
Austin, Texas  78701..........3,723,392(2)(3)          62.46%(6)

Investors Life Insurance
 Company of North America
701 Brazos, Suite 1400
Austin, Texas  78701..........  334,960(4)             7.86%(6)

InterContinental Life
 Insurance Company
701 Brazos, Suite 1400
Austin, Texas  78701..........  281,560(5)             6.61%(6)

Fidelity Management
 & Research Company
82 Devonshire Street
Boston, MA  02109 ............  418,300(7)             9.82%(6)

(1) Includes 1,966,346 shares of the Company's stock presently owned and an option to purchase up to 1,702,155 shares of the Company's authorized but unissued Common Stock which is the balance of the option granted to Financial Industries Corporation (FIC) by the Company in December 1985. This option may be exercised by FIC at any time at an exercise price equal to the average bid prices of the Company's Common Stock over the six month period immediately preceding such exercise.

(2) As of March 14, 1997, Mr. Mitte owned directly 25,000 shares of the Company's stock . Mr. Mitte, jointly with his wife, Joann, also owns 1,866,520 common shares of FIC which constitutes 34.39 percent of the outstanding common stock of that company, and Mr. Mitte holds the position of Chairman, President and Chief Executive Officer of FIC.

      Since FIC holds a controlling interest in the Company, Mr.
Mitte's personal holdings in the Company have been combined with the holdings of FIC in determining the amount and percentage of Mr. Mitte's beneficial ownership of the Company.

(3) Includes 14,611 shares allocated to Mr. Mitte's account under the Employee Stock Ownership Plan.

(4) Represents 281,560 shares owned by InterContinental Life Insurance Company (ILIC) and 53,400 shares owned by Investors Life Insurance Company of North America (Investors-NA). ILIC is a life insurance subsidiary of Investors-NA. All of these shares are treated as treasury shares.

(5) All are directly owned by ILIC and are treated as treasury shares.

(6) Assumes that the outstanding stock options or warrants available to other persons have not been exercised.

(7) As reported to the Company on a Schedule 13(G) filed by FMR Corporation, the parent company of Fidelity Management Company (Fidelity). According to the Schedule 13(G), Fidelity acts as investment advisor to the Fidelity Low-Priced Stock Fund, a registered investment company, and the Fund is the owner of 418,300 shares of ILCO common stock.

      The following table contains information as of April 21, 1997 as to the Common Stock of the Company beneficially owned by each Director, nominee and executive officer and by all executive officers and directors of the Company as a group. The information contained in the table has been obtained by the Company from each director and executive officer except for information known to the Company. Except as indicated in the notes to the table, each beneficial owner has sole voting power and sole investment power as to the shares listed opposite his name.

Name         Amount & Nature of Beneficial Ownership   Percent of Class

Joseph F. Crowe(1)              38,744 (3)                     *
Jeffrey H. Demgen                 3,001 (3)                    *
Theodore A. Fleron              14,366 (3) (4)                 *
W. Lewis Gilcrease                 -0-                         *
James M. Grace (1)               63,387     (2) (3)          1.86%
Richard Kosson                      200                        *
Roy F. Mitte (1)              3,723,292 (2) (3)             62.46%
Eugene E. Payne (1)              48,199 (3)                  1.26%
H. Gene Pruner                      -0-                        *
Donald Shuman                       450                        *
Steven P. Schmitt                 7,041 (3)                    *

All Executive Officers
 and Directors as a
 group, all of whom
 are listed above       3,898,680 (1) (2) (3) (4)                64%

* Less than 1%


(1) Is an executive officer and/or director of FIC which as of April 21, 1997, beneficially owned 3,668,501 shares of the Company's Common Stock (including option rights to purchase
1,702,155 shares of the Company). In addition to the shareholdings of Mr. Mitte in FIC (see Note 2, prior page), Mr. Grace owns 5,600 shares of FIC Common Stock.

(2) 379,738 shares of the Company's Common Stock are held by the Trustees of the Company's Employee Stock Ownership Plan ("ESOP") of which 15,180 shares are unallocated to any participant's account. Messrs. Grace and Mitte are the Trustees of the ESOP and are entitled to vote such unallocated shares. The ESOP participants have the right to direct the voting of shares allocated to their respective accounts. Beneficial ownership of these unallocated shares is disclaimed by Messrs. Grace and Mitte. The same 15,180 shares are included in the above table for each of Messrs. Grace and Mitte as required for technical compliance with the definition of beneficial ownership promulgated by the Securities and Exchange Commission, and are counted once for purposes of executive officers and directors as a group.


(3) Includes shares beneficially acquired through participation in the Company's ESOP and/or the Employee Stock Purchase Plan, which are group plans for eligible employees.

(4) Includes 6,000 shares issuable upon exercise of options granted under the Non-Qualified Stock Option Plan during 1988 to Mr. Fleron at a price of $3.33 (as adjusted) per share, which are currently exercisable.


            COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table
      The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the four other persons who were serving as executive officers of the Company at the end of 1996 and received cash compensation exceeding $100,000 during 1996.

                         Annual Compensation


                                                     Long Term
                                                     Compensa-
                                                     tion
                                                     Awards
Name and                                             Stock
Principal                                            Options    All Other
Position   Year   Salary(1)    Bonus(1)      Other   (Shares)   Compensation

Roy F.
Mitte,
Chairman,
President
and Chief  1996   $286,643       -0-           -0-     -0-       $2,446,397(3)
Executive  1995    286,643       -0-           -0-     -0-          713,513(4)
Officer    1994    251,750    $576,159(5)      -0-     -0-        1,376,663(6)

James M.
Grace,
Vice
President  1996    195,000      15,000         -0-(7)  -0-             -0-
and        1995    195,000      10,000         -0-     -0-             -0-
Treasurer  1994    195,000       2,000         -0-     -0-             -0-

Eugene E.
Payne,
Vice
President  1996    195,000      15,000         -0-(8)  -0-             -0-
and        1995    195,000      10,000         -0-     -0-             -0-
Secretary  1994    195,000       5,000         -0-     -0-             -0-

Joseph F.
Crowe,
Vice       1996    196,000      15,000         -0-(9)  -0-             -0-
Presi-     1995    195,000      10,000         -0-     -0-             -0-
dent       1994    195,000       5,500         -0-     -0-             -0-

Jeffrey
H. Demgen
Vice
Presi-
dent(10)   1996    102,500      7,500          -0-      -0-            -0-


(1) The executive officers of the Company have also been executive officers of the Company's insurance subsidiaries and FIC and FIC's insurance subsidiary, Family Life. The only executive officer who has been paid compensation directly by Family Life is Mr. Mitte, who received $216,857 in salary in 1996, $216,857 in salary 1995 and $251,750 in salary and $538,080 in bonus in 1994 from Family Life, which amounts are not included in the table above. Family Life reimbursed the Company (or, in the case of Mr. Mitte, paid Mr. Mitte directly) the following amounts as Family Life's share of these executive officers' cash compensation for 1994, 1995 and 1996: $789,780, 216,857 and $216,857, respectively, for Mr. Mitte;
$70,590, $88,293 and $83,987, respectively, for Mr. Grace;
$126,750, 79,875  and $83,987, respectively, for Dr. Payne;
$68,250, $88,293 and $84,633, respectively, for Mr. Crowe; and $46,125 (1996 only) for Mr. Demgen.

(2) Does not include the value of perquisites and other personal benefits because the aggregate amount of any such compensation does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

(3) During 1996, the Company paid Mr. Mitte: (i) $1,862,000 for the cancellation in 1996 of options to purchase 121,500 shares of the Company's common stock, plus interest at the rate of 8% per year on such amount for a one year period (for a total of $2,011,737); (ii) $120,700 for the federal income tax reimbursement relating to the cancellation in 1995 of options to purchase 50,000 shares of the Company's common stock; and (iii) $313,960 for the federal income tax reimbursement relating to the 1996 options
cancellation described above in this footnote.   Each of these
payments were made pursuant to the contract referred to in footnote
(4).

(4) In 1989, the Board of Directors granted Mr. Mitte options to purchase 600,000 shares (as adjusted for the three-for-one stock split effective February 15, 1990) of the Common Stock of the Company in equal annual installments of 150,000 shares each. Each installment was subject to the approval of the Board of Directors and is exercisable for a period of ten years from the date the options become exercisable at a price of $1.00 per share (as adjusted). The Board of Directors voted to award installments of 150,000 shares in each of 1989, 1990, 1991 and 1992. In October 1992, Mr. Mitte surrendered to the Company for cancellation options to purchase 120,000 shares. The Company and Mr. Mitte entered into a contract in 1993 providing for the cancellation in 1993 of 240,000 options for an aggregate amount of $3,237,120 and the cancellation in subsequent years of the remaining options for an aggregate amount of $3,610,240. In addition, the Company agreed to pay Mr. Mitte the amount necessary to ensure that Mr. Mitte will receive the same amount, after federal income tax, that he would have received if the options had been cancelled in 1992. During 1995, Mr. Mitte was paid $836,582 for the cancellation in 1995 of options to purchase 50,000 shares of ILCO's Common Stock, $156,323 for the federal income tax reimbursement relating to the cancellation in 1994 of options to purchase 68,500 shares and $127, 608 as the final payment relating to the cancellation in 1993 of options to purchase 240,000 shares. These option cancellation payments were made pursuant to the contract referred to above.
FIC's Compensation Committee made a recommendation to FIC's Board of Directors, which it adopted, that, in lieu of paying Mr. Mitte a bonus as it has in the past, FIC pay $407,000 of these option cancellation payments to Mr. Mitte, with the balance of $713,513 being paid by ILCO.


(5) The Company's Compensation Committee made a recommendation to the Board of Directors, which the Board adopted, that a bonus be paid to Mr. Mitte to enable him to pay off the $650,000 loan that the Company had made to Mr. Mitte in 1989 and to reimburse him for the amount of federal income tax payable on the bonus. Since the Company and FIC have usually each paid one-half of Mr. Mitte's cash compensation, FIC's Board of Directors, acting on the recommendation of its Compensation Committee, subsequently authorized FIC to pay $500,000 of that bonus to Mr. Mitte. Therefore, the Company paid $576,159, and FIC paid $500,000, of the bonus.

(6) During 1994, the Company paid Mr. Mitte $997,520 for the cancellation in 1994 of options to purchase 68,500 shares of the Company's Common Stock and $379,143 for the federal income tax reimbursement relating to the cancellation in 1993 of options to purchase 240,000 shares. Both of these payments were made pursuant to the contract referred to in footnote (4).

(7) Mr. Grace exercised stock options in 1996 to purchase 12,000 shares of the Company's Common Stock. See "Aggregated Option
Exercises in 1996" below.

(8) Dr. Payne exercised stock options in 1996 to purchase 6,000 shares of the Company's Common Stock. See "Aggregated Option
Exercises in 1996" below.

(9) Mr. Crowe exercised stock options in 1996 to purchase 8,000 shares of the Company's Common Stock. See "Aggregated Option
Exercises in 1996" below.

(10) Mr. Demgen became an executive officer of the Company in August, 1996.

Aggregated Option Exercises in 1996

      The following table sets forth information concerning each exercise of stock options during 1996 by each of the executive officers of the Company.



                     Shares Acquired Value
Name                 on Exercise (#)                     Realized ($)

Joseph F. Crowe        8,000                              $ 44,000
James M. Grace        12,000                               119,040
Eugene E. Payne        6,000                                58,020

Aggregated Stock Option Values

      The following table sets forth information with respect to the unexercised options held by the executive officers of the Company.

         Number of Unexercised      Value of Unexercised
         Options Held At            In-the Money
         December 31, 1996          Options at December 31, 1996(1)
         Exercisable Unexercisable  Exercisable Unexercisable

James M.
 Grace     42,000     24,000           $420,840     $244,080

Eugene E.
 Payne     26,000     12,000            264,420      122,040

Joseph F.
 Crowe     22,000          0         104,500            0


(1) Based on the closing price of the Company's Common Stock on NASDAQ on December 31, 1996 ($13.50).

Pension Plan Table
      The following table sets forth estimated annual pension benefits payable upon retirement at age of 65 under the Company's noncontributory defined benefit plan ("Pension Plan") to an employee in the final pay and years of service classifications indicated, assuming a straight life annuity form of benefit. The amounts shown in the table do not reflect the reduction related to Social Security benefits referred to below.


                       Years of Service

Remuneration        15         20         25      30 or more

$125,000            $31,250 $41,667    $52,083    $62,500
 150,000             37,500  50,000     62,498     75,000
 175,000             43,750  58,333     72,914     87,500
 200,000             50,000  66,667     83,330    100,000

      The normal retirement benefit provided under the Pension Plan is equal to 1.57% of final average eligible earnings less .65% of the participant's Social Security covered compensation multiplied by the number of years of credited service (up to 30 years). The compensation used in determining benefits under the Pension Plan is the highest average earnings received in any five consecutive full-calendar years during the last ten full-calendar years before the participant's retirement date. The maximum amount of annual salary and bonus that can be used in determining benefits under the Pension Plan is $200,000 for any year prior to 1994 and is $150,000 for 1994 and each subsequent year.


      The annual eligible earnings for 1996 only covered by the Pension Plan (salary and bonus up to $150,000) with respect to the individuals reported in the Summary Compensation Table were as follows, with their respective years of credited service under the Pension Plan at December 31, 1996 being shown in parentheses:
Mr. Mitte, $150,000 (9 years), Mr. Grace, $150,000 (9 years), Dr.
Payne, $150,000 (8 years) and Mr. Crowe, $150,000 (5 years) and Mr. Demgen (4 years).

Directors' Compensation
      Directors who are not officers or employees of the Company are paid a $5,000 annual fee, and are compensated $1,000 for each regular or special meeting of the Board of Directors which they attend in person. In the case of telephonic meetings of the Board, non-employee directors who participate in such telephonic meetings are compensated $500 for such a meeting. Directors who participate via telephone in a regular or special meeting which is held by other than conference telephone are not entitled to a fee for such meeting.

      Non-employee directors serving on committees of the Board are compensated in the amount of $500 for each committee meeting they attend whether such participation is in person or by telephone, provided that the committee meeting is held on a day other than that on which the Board meets.

Members of Compensation Committee
      W. Lewis Gilcrease, Donald Shuman and Richard A. Kosson are the members of the Company's Compensation Committee, which makes recommendations to the Board of Directors with respect to the Chief Executive Officer's compensation.

Compensation Committee Interlocks and Insider Participation
      Roy F. Mitte determines the compensation of all executive officers of the Company, other than the Chief Executive Officer. Mr. Mitte is the Chairman of the Board, President and Chief Executive Officer of the Company and FIC. He also determines the compensation of all executive officers of FIC, other than the Chief Executive Officer.

Reports on Executive Compensation
      The following report and the performance graph following those reports shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1993 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.



Chief Executive Officer's Report
      The following report is made by the Chief Executive Officer with respect to compensation policies applicable to the Company's executive officers, other than the Chief Executive Officer.

      The goal of the Company's executive compensation policies is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining senior managers. Executive compensation is based on several factors, including corporate performance.
While sales, earnings, return on equity and other performance measures are considered in making annual executive compensation decisions, no formulas, preestablished target levels or minimum performance thresholds are used. Each executive officer's individual initiatives and achievements and the performance of the operations directed by the executive are integral factors utilized in determining that officer's compensation.

      The Company's compensation program consists of cash compensation, long-term equity-based compensation in the form of stock options and interests in the Employees Stock Ownership Plan ("ESOP") and various other benefits, including medical and pension plans generally available to employees of the Company. The objectives of the stock option plans and the ESOP are to create a strong link between executive compensation and shareholders return and enable senior managers to develop and retain a significant and long-term ownership position in the Company's Common Stock. This assures that key employees have a meaningful stake in the Company, the ultimate value of which is dependent on the Company's continued long-term success, and that the long-term interests of those employees are aligned with those of the shareholders.

      Under the Company's Incentive Stock Option Plan, options to purchase shares of the Company's Common Stock at 100% of fair market value on the date of grant have been granted to certain executive officers and other key employees. At December 31, 1996, options to acquire 72,000 shares were outstanding, all of which options are held by executive officers. Under the Company's Non-Qualified Stock Option Plan, options to buy Company's Common Stock at 100% of the fair market value on the date of grant but in no event less than $3.33 per share can be granted to officers, directors, agents and others. At December 31, 1996, options to purchase 174,000 shares were outstanding, of which options to buy 84,000 shares were held by executive officers. The Company's Board of Directors administers both plans. Options were granted in 1988, 1991 and 1995. No options were granted in 1992, 1993, 1994, or 1996 and no further options can be granted under the Incentive Stock Option Plan.

      The Company's ESOP is a noncontributory employee benefit plan available to all employees who have completed one year of service. Allocations of the Company's contributions are made to participants in accordance with their compensation. Vesting of participants in their accounts occurs in annual installments over a period of approximately ten years. The assets of the ESOP consist of 365,417 shares of the Company's Common Stock, of which 76,835 shares are allocated to the accounts of executive officers and 273,402 shares are allocated to the other participants.

      The Company provides medical and pension benefits to the executive officers that are generally available to employees. In addition, executive officers may participate in the Company's Savings and Investment Plan (401K Plan). Although the Company does not make contributions to the plan, eligible employees may make contributions to the plan on a tax-deferred basis.

      The foregoing report has been furnished by Roy F. Mitte.

Compensation Committee's Report
      The Compensation Committee of the Board of Directors makes a recommendation to the Board of Directors each year with respect to the Chief Executive Officer's compensation for that year. In June, 1996, the Committee recommended that the Chief Executive Officer's 1996 Compensation continue at the same level in effect for the year 1995 ($286,643).

      The compensation policies and practices of the Compensation Committee are subjective and are not based upon specific criteria. The Committee did consider the Company's overall financial performance and its continuing progress in expense management, maintenance of a high quality investment portfolio and marketing of insurance products designed to generate an acceptable level of profitability. The Committee recognized the Chief Executive Officer's leadership role in the Company's performance and his ability to select, recruit and motivate qualified people to implement the Company's policies that have contributed to that performance. Although the Committee believed that an increase in the Chief Executive Officer's annual base compensation in 1996 would have been justified, it accepted his request that his annual base compensation for 1996 remain the same as it was in 1995.



Since the Chief Executive Officer's 1996 compensation is not based on any particular measures of the Company's performance, such as sales, earnings or return on equity, there is no specific discussion in this report of the relationship of the Company's performance to the Chief Executive Officer's compensation for 1996. Nevertheless, the Committee notes that the Company's net income for 1996 was $26,938,000 ($5.12 per share) as compared to net income in 1995 of $10,714,000 ($2.11 per share).

      The foregoing report is submitted by W. Lewis Gilcrease, Richard A. Kosson and Donald Shuman, the members of the Compensation Committee.


Performance Graph
      The graph and table below compare the cumulative total shareholder return on the Company's Common Stock for the last five calendar years with the cumulative total return on the Nasdaq Stock Market (U.S.) and an index of stocks of life insurance companies traded on Nasdaq over the same period (assuming the investment on December 31, 1991 of $100 in the Company's Common Stock, The Nasdaq Stock Market (U.S.) and an index of stocks of life insurance companies traded on Nasdaq and the reinvestment of all dividends).



                       (Performance Graph Omitted)

                    12/31/91 12/31/92 12/31/93 12/31/94 12/30/95 12/31/96

The Company(1)      $100      $150.0   $168.8   $131.3   $159.4   $168.8
The Nasdaq
 Stock Market
 (US)               $100      $116.4   $133.6   $130.6   $184.7   $227.2
Index of
 Nasdaq Life
 Insurance
 Stocks(2)          $100      $138.0   $165.1   $142.0   $213.4   $275.2

(1)The dollar amounts for the Company's Common Stock are based on the closing bid prices on Nasdaq on the dates indicated.

(2) The Index of Nasdaq Life Insurance Stocks is comprised of life insurance companies whose stocks were traded on Nasdaq during the last five calendar years (50 issues traded during that period, of which, 26 issues were traded on December 31, 1996). These peer companies were selected by the Company on a line-of-business basis.

Employments Agreements and Change in Control Arrangements
 The terms and conditions of employment agreements that the Company would enter into upon the occurrence of certain events that result in the agreements taking effect were approved by the Board of Directors with respect to Messrs. Grace, Payne and Crowe in 1991. Each agreement would include two independent provisions with respect to the effective date and the term of each agreement. First, the term of the agreement would begin on the earlier of (i) the date of retirement (early, normal or deferred) of Roy F. Mitte from his position as Chairman, President and Chief Executive Officer of the Company or (ii) the date of death or disability of Mr. Mitte, and would terminate on the last day of the twelfth month next following the commencement date of the term of the agreement, unless extended upon mutually acceptable terms.

 Independently, the term of the agreement would commence upon the date that any person who is not currently a control person with respect to the Company acquires, or enters into an agreement to acquire, control of the Company, directly or indirectly, and would end on the last day of the twelfth month next following the date on which the employee receives notice of the termination of his employment with the Company or the life insurance subsidiaries of the Company.

 During the term of the agreement, the employee would be entitled to perform all of the duties of the position or positions held by the employee with the Company and all the subsidiaries of the Company on the date immediately preceding the commencement date of the term of the agreement.


                During the term of the agreement, the employee would be entitled to an annual rate of compensation which is not less than the annual rate of compensation in effect as of the date immediately preceding the commencement date of the term of the agreement. During the term of the agreement, the employee would be entitled to participate in and benefit from all employee benefit plans and other fringe benefits on the same basis as such plans and benefits are made available to other executive personnel of the Company.

 The agreement may be terminated by the Company only in the event that the employee is guilty of theft of property of the Company or commits a wrongful act which has a material adverse effect upon the business of the Company and with respect to which the employee would not be entitled to indemnification under the provisions of the Bylaws of the Company in effect as of the commencement date of the term of the agreement. The employee may terminate the agreement upon thirty days advance written notice to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH MANAGEMENT

 The obligations of the Company under its Senior Loan are guaranteed by FIC. FIC presently owns 1,966,346 shares of the company's common Stock, constituting 46.17% of such shares outstanding, and holds options to acquire an additional 1,702,155 shares at the average bid price of such shares during the six-month period preceding the date of any such purchase. In the event that such options were to be fully exercised, the total number of the Company's shares owned by FIC would constitute 61.54% of the outstanding shares of the Company's Common Stock.

        In May 1989, the Board of Directors of ILCO granted Roy F. Mitte the right to borrow up to $650,000 from ILCO to be used solely for the purchase of FIC common stock pursuant to Mr. Mitte's then existing options. A principal purpose of said loan was to enable Mr. Mitte to maintain his equity position in FIC, as required under the terms of the lending agreements entered into in connection with the purchase of the Investors Life Companies. Said loan, which was exercised on June 1, 1989, carried no interest and was payable in five years. The loan was paid in full in 1994. See "Compensation of Executive Officers and Directors".

      When it acquired Austin Centre, Investors-NA leased the hotel to FIC Realty Services, Inc. ("FIC Realty"), a subsidiary of FIC, pursuant to which FIC Realty pays monthly rent to Investors-NA in an amount equal to 95% of the net operating profits of the hotel for the preceding month (excess of all hotel revenues over all hotel expenses, including insurance, utilities and property taxes). Any net operating loss for a month is carried forward and deducted from the net operating profit for the next month that has such a profit. During 1996, FIC Realty paid $658,509 of rent to Investors-NA pursuant to this lease. FIC Realty has delegated the management of the hotel to an unrelated third party pursuant to a management agreement, but FIC Realty bears most of the economic risks in operating the hotel. As an inducement to FIC Realty's agreeing to bear those risks, Investors-NA has agreed to provide funds to pay expenses in operating the hotel to the extent that the cash flow from such operations is not sufficient to do so. This arrangement was terminated upon the sale of the Austin Centre in March, 1996.

      FIC Realty conducts the leasing activities for the Bridgepoint Square properties owned by Investors-NA. In payment for such services, FIC Realty receives a commission of 4% of the gross rent under each lease which is negotiated by it. During 1996, Investors-NA paid commission in the amount of $108,811 to FIC Realty.

      Alcoholic beverages had been sold at the hotel by an unrelated third party pursuant to a lease it had with FIC Realty until September 30, 1994. Commencing October 1, 1994, all alcoholic beverages sales have been conducted by Atrium Beverage Corporation ("Atrium Beverage"), a new subsidiary of FIC Realty. Atrium Beverage subleases from FIC Realty space in the hotel for the storage, service and sale of alcoholic beverages pursuant to which Atrium Beverage pays monthly rent to FIC Realty of $12,500. The sublease provides that the rent paid during each calendar year will be reduced to the extent necessary to insure that Atrium Beverage's net operating profit from alcoholic beverage sales is not less than 5% of its gross receipts from such sales. Atrium Beverage and FIC Realty are also parties to a management agreement whereby FIC Realty manages Atrium Beverage's alcoholic beverage operations at the hotel for a monthly fee equal to 28% of the gross receipts from alcoholic beverages sales. During 1996, Atrium Beverage paid FIC Realty rent and management fees totalling $117,998. All of that amount was included in the hotel revenues of FIC Realty for purposes of determining its net operating profits under the hotel lease agreement with Investors-NA.

       Investors-NA entered into a management agreement in September 1991 with FIC Property Management, Inc. ("FIC Management"), a subsidiary of FIC, whereby it appointed FIC Management to manage, lease and operate the office tower, retail areas, underground parking garage and common areas of Austin Centre. FIC Management is paid fees in an amount equal to 5% of the net operating profit that Investors-NA receives from the properties managed and leased by FIC Management. During 1996, Investors-NA paid $33,027 of fees to FIC Management under this agreement. This arrangement was terminated upon the sale of the Austin Centre in March, 1996.

       As part of the financing arrangement for the acquisition of Family Life Insurance Company, Family Life Corporation ("FLC"), a subsidiary of FIC, entered into a senior loan agreement under which $50 million was provided by a group of banks. The balance of the financing consisted of a $30 million subordinated note issued by FLC to Merrill Lynch Insurance Group, Inc. ("Merrill Lynch") and $14 million borrowed by another subsidiary of FIC from an affiliate of Merrill Lynch and evidenced by a senior subordinated note in the principal amount of $12 million and a junior subordinated note in the principal amount of $2 million and $25 million lent by two insurance company subsidiaries of ILCO. The latter amount was represented by a $22.5 million loan from Investors-NA to FLC and a $2.5 million loan provided directly to FIC by Investors-CA. In addition to the interest provided under those loans, Investors-NA and Investors-CA were granted by FIC nontransferable options to purchase, in the amounts proportionate to their respective loans, up to a total of 9.9 percent of shares of FIC's common stock at a price of $10.50 per share ($2.10 per share as adjusted for the five-for-one stock split in November, 1996), equivalent to the then current market price, subject to adjustment to prevent dilution. The original provisions of the options provided for their expiration on June 12, 1998 if not previously exercised. In connection with the 1996 amendments to the subordinated notes, as described below, the expiration date of the options were extended to September 12, 2006.

       On July 30, 1993, the subordinated indebtedness owed to Merrill Lynch and its affiliate was prepaid. The Company paid $38 million plus accrued interest to retire the indebtedness, which had a principal balance of approximately $50 million on July 30, 1993.

       The primary source of the funds used to prepay the subordinated debt was new subordinated loans totalling $34.5 million that FLC and another subsidiary of FIC obtained from Investors-NA. The principal amount of the new subordinated debt is payable in four equal annual installments in 2000, 2001, 2002 and 2003 and bears interest at an annual rate of 9%. The other terms of the new debt are substantially the same as those of the $22.5 million subordinated loans that Investors-NA had previously made to FLC and that continue to be outstanding.

        As of June 12, 1996, the provisions of the notes from Investors-NA to FIC, FLC and FLIIC were modified as follows: (a) the $22.5 million note was amended to provide for twenty quarterly principal payments, in the amount of $1,125,000 each, to commence on December 12, 1996; the final quarterly principal payment is due on September 12, 2001; the interest rate on the note remains at 11%, (b) the $30 million note was amended to provide for forty quarterly principal payments, in the amount of $163,540 each for the period December 12, 1996 to September 12, 2001; beginning with the principal payment due on December 12, 2001, the amount of the principal payment increases to $1,336,458; the final quarterly principal payment is due on September 12, 2006; the interest rate on the note remains at 9%, (c) the $4.5 million note was amended to provide for forty quarterly principal payments, in the amount of $24,531 each for the period December 12, 1996 to September 12, 2001; beginning with principal payment due on December 12, 2001, the amount of the principal payment increases to $200,469; the final quarterly principal payment is due on September 12, 2006; the interest rate on the note remains at 9%, (d) the $2.5 million note was amended to provide that the principal balance of the note is to be repaid in twenty quarterly installments of $125,000 each, commencing December 12, 1996 with the final payment due on September 12, 2001; the rate of interest remains at 12%, (e) the Master PIK note, which was issued to provide for the payment in kind of interest due under the terms of the $2.5 million note prior to June 12, 1996, was amended to provide that the principal balance of the note ($1,977,119) is to be paid in twenty quarterly principal payments, in the amount of $98,855.95 each, to commence December 12, 1996 with the final payment due on September 12, 2001; the interest rate on the note remains at 12%.

       The Company believes that this restructuring of subordinated debt should enhance the value of the loans that Investors-NA has made to FIC's subsidiaries and the options it holds to purchase
FIC's stock.

       The Company reimbursed FIC for rental expenses and certain other operating expenses incurred during 1996 on behalf of the Company. The amount of such reimbursement was approximately
$305,000.

       Pursuant to a data processing agreement with a major service company, the data processing needs of ILCO's and FIC's insurance subsidiaries were provided at a central location until November 30, 1994. Commencing December 1, 1994, all of those data processing needs are provided to ILCO's and FIC's Austin, Texas and Seattle, Washington facilities by FIC Computer Services, Inc. ("FIC Computer"), a new subsidiary of FIC. Each of FIC's and ILCO's insurance subsidiaries has entered into a data processing agreement with FIC Computer whereby FIC Computer provides data processing services to each subsidiary for fees equal to such subsidiary's proportionate share of FIC Computer's actual costs of providing those services to all of the subsidiaries. The Company's insurance subsidiaries paid $2,243,234 and Family Life paid $1,055,639 to FIC Computer for data processing services provided during 1996.

       In 1995, Investors-NA entered into a reinsurance agreement with Family Life pertaining to universal life insurance written by Family Life. The reinsurance agreement is on a co-insurance basis and applies to all covered business with effective dates on and after January 1, 1995. The agreement applies to only that portion of the face amount of the policy which is less than $200,000; face amounts of $200,000 or more are reinsured by Family Life with a third party reinsurer.


       In 1996, Investors-NA entered into a reinsurance agreement with Family Life, pertaining to annuity contracts written by Family Life. The agreement applies to contracts written on or after January 1, 1996.

       Roy F. Mitte serves as Chairman, President and Chief Executive Officer of both FIC and ILCO. James M. Grace serves as Vice President, Treasurer and Director of both companies and Secretary of FIC, Dr. Payne serves as Vice President and Director of both companies and secretary of ILCO; Messrs. Demgen and Fleron serve as Vice Presidents and Directors of both companies; and Mr. Crowe serves as a Director of both companies and, until his retirement in January, 1997, served as a Vice President of both companies. Mr. Roy Mitte holds beneficial ownership of 34.39% of the outstanding shares of FIC (see "Security Ownership of Certain Beneficial Owners and Management").

       RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

 The Company's accounting firm for the current year is Price Waterhouse LLP. Representatives of Price Waterhouse LLP are expected to be available for comment at the Shareholders Meeting and will be given an opportunity to respond to appropriate questions.

                     BOARD AND COMMITTEES

 ILCO's Board of Directors met formally three times during 1996. All of the incumbent Directors attended at least 75% of the required meetings, except W. Lewis Gilcrease, who attended 2 of the 3 meetings (66%).

 Members of the Nominating Committee are:  Roy F. Mitte, Eugene
E. Payne and James M. Grace. The Nominating Committee makes recommendations to the Board of Directors with respect to vacancies and as to additions to the Board of Directors. The Nominating Committee will consider nominees recommended by Shareholders. All such nominations must be submitted in writing to the Nominating Committee no later than December 31, 1996. The Nominating Committee held one meeting in 1996.

 The members of the Audit Committee are:  Joseph F. Crowe,
Richard A. Kosson, Eugene E. Payne and Steven P. Schmitt.  The
Audit Committee reviews the financial statements and the results of the Company's annual independent audit. The Audit Committee did not meet on a formal basis in 1996.

 The members of the Compensation Committee are:  W. Lewis
Gilcrease, Richard A. Kosson and Donald Shuman.  The Compensation
Committee held one meeting during 1996.


                                    SHAREHOLDER PROPOSALS

 It is contemplated by the management of the Company that the next Annual Meeting of the Shareholders of the Company will be held on or about May 19, 1998. Accordingly, all proposals of security holders intended to be submitted by the Company for inclusion in the Proxy Statement and Form of Proxy relating to the meeting must by received by the Company no later than December 31, 1997 and must be in compliance with applicable laws and Securities and Exchange
Commission regulations.

                         OTHER MATTERS

 As of the date of this Proxy Statement, management does not know of any other matters which will be presented to the Shareholders at the Annual Meeting. However, if any other matter should be presented, the persons named in the accompanying proxy will vote according to their best judgment in the interest of the Company.

By Order of the Board of Directors
InterContinental Life Corporation



Eugene E. Payne, Secretary

May 12, 1997

                           EXHIBIT A


                 PLAN AND AGREEMENT OF MERGER

                            BETWEEN

               INTERCONTINENTAL LIFE CORPORATION

                              AND

          INTERCONTINENTAL LIFE CORPORATION OF TEXAS



 This PLAN AND AGREEMENT OF MERGER (the "Agreement") is dated
this      day of                  , 1997, by and between
InterContinental Life Corporation of Texas, a Texas domiciled company (hereinafter "ILCO-Texas" or the "Surviving Company") and InterContinental Life Corporation, an New Jersey domiciled company (hereinafter "ILCO" or the "Merging Company"), in accordance with Article 5.01 of the Texas Business Corporation Act and Section 14A:10-7 of the New Jersey Business Corporation Act.


                           RECITALS


A.ILCO-Texas is a duly organized and validly existing company under the Texas law and is in good standing under the laws of the State of Texas. ILCO-Texas is a direct, wholly-owned subsidiary of ILCO;

B.ILCO is a duly organized and validly existing company under the New Jersey law and is in good standing under the laws of the State of New Jersey;

C.The Board of Directors of ILCO has determined that it is desirable and in the best interests of ILCO to change the domicile of ILCO from New Jersey to Texas. To accomplish that change, the Board of Directors of ILCO authorized the creation of ILCO-Texas, as a wholly-owned subsidiary of ILCO. In addition, the Board of Directors of ILCO has adopted a resolution authorizing the merger of ILCO with and into ILCO-Texas (the "Merger") in accordance with the terms and conditions set forth in this Plan and Agreement of Merger and pursuant to the provisions of the laws of the State of New Jersey and the State of Texas.




                              A-1
E. This Plan and Agreement of Merger and the Merger is subject to the approval of the shareholders of ILCO, by an affirmative vote by a majority of those shares of ILCO constituting at least a quorum at the Annual Meeting. This
Plan and Agreement of Merger and the Merger has been authorized and approved by the sole shareholders of ILCO-
Texas.

F.No director, officer, agent or employee of ILCO or ILCO-
Texas has received or will receive any fee, commission, compensation or other valuable consideration for aiding, promoting or assisting the Merger.


NOW THEREFORE, ILCO and ILCO-Texas, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby agree upon and prescribe the terms and conditions of the Merger and the mode of carrying it into effect, as follows:



                           ARTICLE I

               MERGER AND SURVIVING CORPORATION

1.1.  At the Effective Time, as defined in Section 4.1 below,
      ILCO shall be merged into and with ILCO-Texas.  The
      Surviving Company shall be ILCO-Texas.

1.2.  The Merger shall occur pursuant to the provisions of
      Part 5, Articles 5.01, 5.03, 5.04 and 5.05 of the Texas
      Business Corporation Act and Section 14A:10-7 of the
      New Jersey Business Corporation Act.



                          ARTICLE II

             TERMS, CONDITIONS AND MODE OF MERGER

2.1.  The Articles of Incorporation and Bylaws of the
      Surviving Company shall not be amended by this Merger and shall remain in effect unchanged until those Articles of Incorporation or Bylaws may be amended in accordance with the laws of the State of Texas.


2.2. The directors and officers of the Surviving Company at the Effective Time shall continue to be the directors and officers of the Surviving Company until their


                              A-2
      respective successors shall have been elected and qualified as provided by the Bylaws of the Surviving
      Company and the laws of the State of Texas.

2.3. At the Effective Time, the separate existence of the Merging Company shall cease and all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations, causes of action, and other assets of every kind and description of the Merging Company at the Effective Time shall, to the extent permitted by law, transfer to, vest in and devolve upon the Surviving Company without further act or deed.


2.4 All rights of creditors, including but not limited to insurance policyholders, and all liens upon the property of the Surviving Company and the Merging Company shall be preserved unimpaired, notwithstanding the Merger, and from and after the Effective Time all debts, liabilities and duties of the Merging Company shall attach to the Surviving Company and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Company.


                          ARTICLE III

                      TREATMENT OF SHARES


3.1. At the Effective Time, all of the issued and outstanding shares of the common stock of ILCO, consisting of 5,339,497 shares of common stock, par value of $.22 per share, shall be converted into issued and outstanding shares of ILCO-Texas, par value of $.22 per share.

3.2.  At the Effective Time, all of the authorized shares of
      (i) the Class A preferred stock of ILCO, consisting of 5,000,000 shares, par value of $1.00 per share, held in treasury and (ii) the Class B preferred of ILCO, consisting of 15,000,000 shares, par value of $1.00 per share, held in treasury shall be converted into authorized and unissued shares of the preferred stock of ILCO-Texas, par value of $1.00 per share.







                              A-3
                          ARTICLE IV

                        EFFECTIVE TIME

4.1.  This Merger shall become effective (the "Effective
      Time") upon the filing of all required documents with the Texas Secretary of State and the New Jersey
      Secretary of State, whichever is later, provided that such documents shall not be filed until the later of the following:

       a. approval of this Merger by the affirmative vote of a majority of those shares of common stock of ILCO constituting at least a quorum at the meeting of shareholders at which the Merger is considered;

       b. approval of this Merger by the sole shareholder of ILCO-Texas; and

      c. the obtaining of all necessary consents or approvals of any federal or state regulatory authority necessary for the consummation of the Merger.

4.2. Notwithstanding anything to the contrary in this Plan and Agreement of Merger, in the event that the conditions set forth in Section 4.1.a. to 4.1.c., hereof, have not been satisfied on or before December
      31, 1997, this Agreement shall be automatically terminated without the need for further action by either party.



                           ARTICLE V

                       POWER OF ATTORNEY


5.1 As of the Effective Time, ILCO-Texas hereby appoints the New Jersey Secretary of State and his or her successors in office as the attorney-in-fact or agent of ILCO-Texas to accept service of process in any proceeding to enforce any obligation of the Surviving Company (including any obligations of ILCO), and service on the New Jersey Secretary of State shall be deemed sufficient service on the Surviving Company, This power of attorney shall be irrevocable so long as the Surviving Company has outstanding in the State of New Jersey any contracts or other obligation whatsoever.


                              A-4

                          ARTICLE VI

                          TERMINATION


6.1 Subject to applicable law, this Plan and Agreement of Merger may be amended, modified, supplemented or abandoned by mutual consent of the respective Boards of Directors of ILCO and ILCO-Texas before or after approval hereof by the respective shareholders of ILCO or ILCO-Texas.





                          ARTICLE VII

                         GOVERNING LAW


7.1. THIS PLAN AND AGREEMENT OF MERGER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF NEW JERSEY SHALL MANDATORILY APPLY TO THIS MERGER.

 IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their respective duly authorized
officers on this       day of                , 1997.


                                  INTERCONTINENTAL LIFE CORPORATION

                                  By: Roy F.  Mitte
                                      Chairman of the Board,
                                      President
                                      and Chief Executive Officer


                                   Attest:
                                   Eugene E. Payne, Secretary






                              A-5


                                       INTERCONTINENTAL LIFE CORPORATION OF
                                       TEXAS


                                       By:
                                             Roy F.  Mitte
                                             Chairman of the Board,
                                             President
                                             and Chief Executive Officer

                                        Attest:
                                              Eugene E. Payne, Secretary


                            A-6
                          Exhibit B

                   ARTICLES OF INCORPORATION

                              OF

          INTERCONTINENTAL LIFE CORPORATION OF TEXAS


The undersigned natural person of the age of 18 years or more, acting as sole incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:
                           ARTICLE I
The name of the corporation is INTERCONTINENTAL LIFE CORPORATION
OF TEXAS
                          ARTICLE II
The period of its duration is perpetual.
                          ARTICLE III
The purpose for which the corporation is organized is to transact any lawful business for which corporations may be incorporated under the Texas Business Corporation Act.
                          ARTICLE IV(A)
The aggregate number of shares of capital stock which the corporation shall have the authority to issue is forty-five million (45,000,000) to be divided into two classes as follows:
 (1) 30 million shares of Preferred Stock with a par value of one dollar ($1.00) each, which may be issued from time to time in one or more series, each series to be



                              B-1
      designated by a distinguishing letter or title. The Board of Directors of the corporation is hereby authorized, within the restrictions stated within this
      Article IV, to establish each series of Preferred
      Stock, to provide for the number of shares in such series and to establish preferences, qualifications, limitations, restrictions and special or relative rights of such series. The authority of the Board of Directors of the corporation with respect to each series shall include, but not be limited to, the determination of the following:
            (a) Liquidation: The rights of the shares of each such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation and the relative rights of priority, if any, of payment of such shares of such series.
            (b) Designation: The number of shares constituting each such series and the distinctive designation thereof.
            (c) Dividends: The dividend rate on each such series, whether dividends on the shares of such series shall be cumulative (and, if cumulative, the date or dates from which such dividends would accumulate), and the relative rights of


                              B-2
            priority, if any, of payment of dividends on shares of such series.
            (d) Voting Rights: The voting rights, if any, of each such series, in addition to the voting rights provided by law, and the terms thereof.
            (e) Redemption: The redemption options or obligations, if any, in respect of each such series and the terms and conditions thereof, including, without limitation, the date or dates upon or after which such shares are redeemable and the redemption price payable in respect of such shares being so redeemed.
            (f) Sinking Fund: The sinking fund requirements, if any, in respect of any redemption required pursuant to Clause (e) of this Article IV.
            (g) Conversion: The conversion privileges, if any, of each such series and the terms and conditions thereof.
      Dividends on outstanding shares of any series of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared or set apart for payment on the Common Stock with respect to the same dividend period.
 (2) 15 million shares of Common Stock with a par value of $0.22 each, which may be issued from time to time in one or more series, each series to be designated by a


                              B-3
       distinguishing letter or title. The Board of Directors of the corporation is hereby authorized, within the restrictions stated within this Article IV, to establish each series of Common Stock, to provide for the number of shares in such series and to establish preferences, qualifications, limitations, restrictions and special or relative rights of such series. The Preferred Stock is senior to the Common Stock, and the Common Stock is subject to the rights and preferences of the Preferred Stock.
(B) No shareholder shall be entitled to cumulate his votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares owned by such shareholder or by distributing such votes on the same principle among any number of such candidates.
                           ARTICLE V
The corporation will not commence business until it has received for the issuance of its shares consideration of a value not less than One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.
                          ARTICLE VI
The address of the corporation's initial registered office is 701 Brazos, Suite 1400, Austin, Texas 78701, and the name of its initial registered agent at such address is James M. Grace.
                          ARTICLE VII
If, with respect to any action taken by the shareholders of the


                              B-4
corporation, other than plan of merger or consolidation, any provision of the Texas Business Corporation Act would, but for this Article, require the vote or concurrence of the holders of shares having more than a majority of the votes entitled to be cast thereon, or any class or series thereof, the vote or concurrence of the holders of shares having only a majority of the votes entitled to be cast thereon, or any class or series thereof, shall be required with respect to any such action.
                         ARTICLE VIII
The number of directors constituting the initial Board of Directors is eleven (11) and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualify are:
 Name                       Address
 Roy F. Mitte               701 Brazos, Suite 1400
                            Austin, Texas 78701

 James M. Grace             701 Brazos, Suite 1400
                            Austin, Texas 78701

 Eugene E. Payne            701 Brazos, Suite 1400
                            Austin, Texas 78701

 Jeffrey H. Demgen          701 Brazos, Suite 1400
                            Austin, Texas 78701

 Theodore A. Fleron         701 Brazos, Suite 1400
                            Austin, Texas 78701

 Joseph F. Crowe            706 Golf Crest Lane
                            Austin, Texas

 W. Lewis Gilcrease         114 West San Antonio
                            San Marcos, Texas


                              B-5
 Name                       Address

 Richard A Kosson           18 Rale Terrace
                            Livingston, New Jersey

 H. Gene Pruner             8705 Flagship Circle
                            Indianapolis, Indiana

 Steven P. Schmitt          701 Brazos, Suite 1400
                            Austin, Texas 78701

 Donald P. Shuman           2 Dayton Road
                            Flemington, New Jersey



                          ARTICLE IX
The name and address of the incorporator is:
                 Christopher W. Schrauff
                 701 Brazos, Suite 1400
                 Austin, Texas 78701
EXECUTED BY THE UNDERSIGNED on this 29th day of April, 1997.



                                   /s/ Christopher W. Schrauff
                                  Christopher W. Schrauff



SWORN TO BEFORE ME on this 29th day of April, 1997, by the above named incorporator,


                                   /s/ Sara Bramlett
                                  Notary Public in and for
                                  Travis County, Texas

                             B-6

                     ARTICLES OF AMENDMENT

               OF THE ARTICLES OF INCORPORATION

         OF INTERCONTINENTAL LIFE CORPORATION OF TEXAS



The undersigned certifies that:

1. He is the Secretary of InterContinental Life Corporation of
Texas.

2.At a duly held meeting of the Board of Directors of InterContinental Life Corporation of Texas, held on May 6, 1997, the Board of Directors adopted the following resolution approving the following amendment to the Articles of Incorporation:

 The following shall be added to, not replace, Article VII of the Articles of Incorporation:

                  "No holder of securities of the of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise. Any such securities may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable."

3.No shares of InterContinental Life Corporation of Texas stock have been issued as of the date of these Articles of Amendment.
Therefore, shareholder approval of these Articles of Amendment is not required.

4.The undersigned has executed these Articles of Amendment on May 7, 1997.



  /s/ Eugene E. Payne
Eugene E. Payne
Vice President and Secretary





                              B-7


                           Exhibit C

                          BY-LAWS OF

          INTERCONTINENTAL LIFE CORPORATION OF TEXAS


                           ARTICLE I

                            OFFICES


 Section 1.  The principal office shall be located at 701
Brazos, Austin, Texas 78701. The registered office of the Corporation shall be located at 701 Brazos, Austin, Texas 78701. The Agent upon whom process against the corporation may be served is James M. Grace at said address. The corporation may also have offices at such other places within and without the State of Texas as the Board of Directors may, from time to time, determine or the business of the corporation may require.
 Section 2. The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                          ARTICLE II
                    STOCKHOLDERS' MEETINGS
 Section 1. All meetings of the stockholders shall be held at the principal office of the corporation or at such other place as may from time to time be designated by the Board of Directors and stated in the notice of the meeting.
 Section 2. An annual meeting of stockholders, commencing with the year 1997, shall be held on the first Friday of July in each
                              C-1
year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 3:00 P.M., or at such other time and place as designated in a Resolution adopted by the Board of Directors, when the stockholders shall elect by a plurality vote, by ballot, a Board of Directors, and transact such other business as may properly be brought before the meeting.
 Section 3. Written notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat, at such address as appears on the stock books of the corporation, not less than ten nor more than sixty days prior to the meeting.
 Section 4. At least ten days before every election of Directors, the Secretary shall make a complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the post office address, and the number of shares held be each, which list shall be at all times, during the usual hours of business, be kept at the principal office, open to the examination of any stockholder. The Board of Directors shall produce at the time and place of each election the transfer books and stock books of the corporation and said list of stockholders which shall remain there during the election.
 Section 5. Special meetings of the stockholders, for any purpose or purposes, other than those prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board, or by the President and shall be called by the Chairman of the Board or the President or Secretary at the request in writing of a majority of the members of the Board of Directors.


                              C-2
                Section 6. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be served upon or mailed to each stockholders entitled to vote thereat, at such address as appears on the books of the corporation, not less than ten days nor more than sixty days before such meeting.
 Section 7. Business transacted at all special meetings shall be confined to the objects stated in the call.
 Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
 Section 9. When a quorum is present or represented at any meeting, vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is

                              C-3
one upon which by express provision of the statutes or of the Articles of Incorporation or of these By-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.
 Section 10. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney and bearing a date not more than three years prior to said meeting. Each proxy shall be delivered to the Secretary of the corporation prior to the holding of the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the proxy unless the stockholder so attending shall, in writing, so notify the Secretary at any time prior to the voting of the proxy. Each stockholder shall have one vote for each share of stock having voting power registered in his name at the time of the closing of the transfer books or on the date fixed as a record date for said meeting. In case the transfer books of the corporation shall not have been closed and no date shall have been fixed as a record date for the determination of the stockholders entitled to vote, no share of stock shall be voted on at any election of Directors, after the first election of Directors, which has been transferred on the books of the corporation within twenty days next preceding such election of Directors.

 Section 11.  Any action required to be taken at a meeting of

                              C-4
the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.
                          ARTICLE III
                           DIRECTORS
 Section 1. The number of Directors which shall constitute the whole Board shall be any number not less than three nor more than twenty-five as authorized by vote of a majority of the entire Board of Directors at any regular or special meeting, provided that no decrease shall shorten the term of any incumbent Director. The Directors shall be elected by the stockholders at the annual meeting of stockholders, and each Director shall be elected to serve until his successor shall be elected and shall qualify.
 No Director's name shall be submitted to the shareholders at the Annual Meeting for reelection unless said Director during his preceding term in office attended at least half of the duly called meetings of the Directors of the Company unless the Board in light of existing circumstances determines otherwise.
 Section 2. A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders' meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice.


                              C-5
                Section 3. A special meeting of the Board may be called at any time by the Chairman of the Board or by a majority of the members of the Board of Directors for any purpose. Such meeting shall be held upon not less than three (3) days notice. Such notice shall be given by posting written notice in the United States mail, postage prepaid. Such notice shall specify the date, time and place of the meeting.
 Section 4. The Board may act without a meeting if, prior or subsequent to such action, each member of the Board shall consent in writing to such action. Such written consent or consents shall be filed in the minute book.
 Section 5. At all meetings of the Board, the presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-laws. Any Director may participate in a meeting of the Board or a committee thereof by means of a conference telephone or any other means of communication, provided, that all persons participating in the meeting are able to hear each other. Any Director participating in accordance with the preceding sentence of this Section 5 of Article III shall be deemed present for all purposes of the meeting. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to


                              C-6
time, without notice other than announcement at the meeting, until a quorum shall be present.
 Section 6. Any vacancy in the Board, including a vacancy caused by an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors, even though less than a quorum of the Board, or by a sole remaining Director.
 Section 7. The property and business of the corporation shall be managed by its Board of Directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.
 If the Corporation owns 10% or more of the shares of stock of another corporation, any voting or other action that may be taken by the Corporation in its capacity as shareholder of such corporation shall be taken by a majority vote of the Corporation's Board of Directors or a majority vote of the Executive Committee of the Board of Directors.
 Section 8. The Board of Directors shall have the power to remove Directors for cause and to suspend Directors pending a final determination that cause exists for removal.

                EXECUTIVE AND OTHER COMMITTEES
 Section 9. The Board of Directors may appoint an executive committee, to consist of two or more of the Directors, which,


                              C-7
except to the extent limited in said resolution, shall have and may exercise the powers of the Board of Directors in the management of the business, affairs and property of the corporation during the intervals between the meetings of the Directors, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular meeting thereof or at a special meeting called for that purpose. The executive committee shall keep regular minutes to its proceedings and report the same to the Board when required. The Board of Directors is authorized from time to time by a resolution adopted by a majority of the entire board to establish one or more other committees, each committee shall have at least three members. Said resolution may provide the committees with powers consistent with the laws of the State of Texas. The Board of Directors may be resolution adopted by a majority of the entire Board abolish any such committees or amend any resolution authorizing such committees.

                   COMPENSATION OF DIRECTORS
 Section 10. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other


                              C-8
capacity and receiving compensation therefor. Members of the executive or any other committee may be allowed like compensation for attending committee meetings.

                          ARTICLE IV
                            NOTICES
 Section 1. Any notice required by these By-laws, by the Articles of Incorporation, or by the Texas Business Corporation Act may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each Director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.
 Section 2. Whenever under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.





                              C-9
                          ARTICLE V
                           OFFICERS
 Section 1. The officers of the Corporation shall be a Chairman of the Board, President, one or more Vice Presidents, a

Secretary, a Treasurer and one or more Assistant Secretaries. Any two of the aforesaid offices, except those of President and Vice President, may be held by the same person.
 Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a President from its members, and the Board shall also annually choose a Vice President, a Secretary and a Treasurer none of whom need be members of the Board.
 Section 3. The Board may appoint additional Vice Presidents and Assistant Secretaries and Assistant Treasurers and such other officers, and agents as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.
 Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed with or without cause, at any time, by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.



                             C-10
                         CHAIRMAN
 Section 6.  The Chairman of the Board shall be the Chief
Executive Officer of the Corporation and shall preside at all meetings of the shareholders and the Board of Directors. Subject only to the authority of the Board of Directors, he shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation. All other officers of the Corporation shall be subject to the authority, supervision and direction of the Chairman of the Board. The Chairman may enter into and execute in the name of the Corporation, contracts or other instruments in the regular course of business and contracts and other instruments not in the regular course of business and contracts and other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors or the Executive Committee.

                           PRESIDENT
 Section 7. The President shall perform such duties and shall have such authority as is usually vested in the office of the president of a corporation, subject to the supervision and direction of the Chairman of the Board of Directors.

                        VICE PRESIDENT
 Section 8. One or more Vice President shall be elected to perform such duties and have such authority as from time to time


                             C-11
may be delegated to them by the Chairman of the Board or by the President or by the Executive Committee.

                           TREASURER
 Section 9. The Treasurer shall have the custody of the funds and securities of the corporation and shall keep or cause to be kept regular books of account for the Corporation. The Treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the Chairman of the Board or by the President or by the Executive Committee.
               SECRETARY AND ASSISTANT SECRETARY
 Section 10. The Secretary shall cause notices of all meetings to be served as prescribed in these By-laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board and Executive Committee. The Secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the Chairman of the Board or by the President or the Executive Committee. One or more Assistant Secretaries may be elected to perform such duties as may be assigned to them by the Chairman of the Board or by the President or by the Executive Committee, but they shall not have authority to give notices of meetings. The Secretary shall be the only person authorized to give notices of meetings and shall cause notices of all meetings to be served as prescribed in these By-laws.



                             C-12
                          ARTICLE VI
                     CERTIFICATES OF STOCK
 Section 1. The certificates of stock of the corporation shall be numbered and entered into the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares owned by him in the corporation, and shall be signed by the president or Vice-President and Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary. If any certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk on behalf of the corporation and a registrar, the signature of any such officer may be facsimile.

                       LOST CERTIFICATES
 Section 2.  The Board of Directors may direct a new
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as


                             C-13
indemnity against the corporation with respect to the certificate alleged to have been lost or destroyed.

                       TRANSFER OF STOCK
 Section 3. Upon surrender to the corporation or transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority of transfer, it shall be the duty of the corporation to issued a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                   CLOSING OF TRANSFER BOOKS
 Section 4. The Board of Directors may close the stock transfer books of the corporation in its discretion for a period not exceeding fifty days preceding the date of any meeting, annual or special, of the stockholders, or the date for payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books, the Board of Directors may fix, in advance, a date not exceeding fifty (50) days preceding the date of any meeting, annual or special, of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive

                             C-14
payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting or to receive payment of such dividend or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after such record date fixed as aforesaid.


                    REGISTERED STOCKHOLDERS
 Section 5. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Texas.

                          ARTICLE VII
                           INDEMNITY
 Section 1. Any present or future director or officer of the corporation and any present or future director or officer of any other corporation serving as such at the request of the corporation because of the corporation's interest in such other corporation, or the legal representative of any such director or officer, shall be indemnified by the corporation against reasonable costs, expenses (exclusive of any amount paid to the corporation in settlement) and counsel fees paid or incurred in connection with any action, suit
                             C-15
or proceeding to which any such director or officer or his legal representative may be made a party by reason of his being or having been such director or officer and shall otherwise be accorded the fullest benefits contemplated and set forth in Articles 2.02 and 2.02-1 of the Texas Business Corporation Act, subject to the qualifications set forth in said Statute.

                         ARTICLE VIII
                      GENERAL PROVISIONS
                           DIVIDENDS
 Section 1. Dividends upon stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be declared in cash, in property or in stock.
 Section 2. Before payment of any dividend, there may be set aside out of the funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interests of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.



                             C-16
                            CHECKS
 Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may, from time to time, designate.

                          FISCAL YEAR
 Section 4. The fiscal year shall begin the first date of January in each year.

                             SEAL
 Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Texas."


                          ARTICLE IX
              AMENDMENTS TO AND EFFECT OF BY-LAWS
 Section 1. These By-laws are subject to the provisions of the Texas Business Corporation Act and the Corporation's Articles of Incorporation, as it may be amended from time to time. If any provision in these By-laws is inconsistent with a provision in that Act or the Articles of Incorporation, the provision of that Act or the Articles of Incorporation shall govern.




                             C-17
Section 2. These By-laws may be altered, amended or repealed by the shareholders or the Board. Any By-law adopted, amended or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such By-law expressly reserves to the shareholders the right to amend or repeal it.

                             C-18
                         CERTIFICATION

 I hereby certify to the best of my knowledge as Secretary of Intercontinental Life Corporation of Texas that the attached copy of the Articles of Incorporation is a true and correct copy.


Date:
Eugene E. Payne

                          CERTIFICATION

 I hereby certify as Secretary of InterContinental Life
Corporation of Texas that the attached copy of the By-Laws is a true and correct copy of the By-Laws of InterContinental Life
Corporation of Texas.

Dated:
Eugene E. Payne


               InterContinental Life Corporation
                           P R O X Y
    Annual Meeting of Shareholders, June 17, 1997

This Proxy is Solicited on Behalf of the Board of Directors of
               InterContinental Life Corporation

Roy F. Mitte and James Grace, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers that the undersigned would possess if personally present at the Annual Meeting of Shareholders of InterContinental Life Corporation to be held on Tuesday, June 17, 1997 or at any postponements or adjournments thereof, as indicated on the reverse side of this card.

 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL CONSTITUTE AUTHORIZATION TO VOTE THE UNDERSIGNED'S SHARES FOR THE ELECTION OF NOMINEES FOR DIRECTOR WHOSE NAMES ARE LISTED ON THE REVERSE AND IN FAVOR OF ITEM NO. 2. It will be voted on other business matters which may properly be brought before the meeting in accordance with the best judgment of the proxies.

The Board of Directors recommends a vote "FOR" on all matters set forth in this proxy.

                   (Continued and to be signed on reverse side)


1.  ELECTION OF DIRECTORS

      FOR all nominees listed below
      WITHHOLD AUTHORITY to vote for all nominees listed below
     EXCEPTIONS

 Nominees:  J. Crowe, J. Demgen. T. Fleron, L. Gilcrease, J.
 Grace, R. Kosson, R. Mitte, E. Payne, H.G. Pruner, S.
 Schmitt, D. Shuman

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the exceptions box and strike a line through that nominee's name.

2.  REDOMESTICATION OF THE COMPANY AND THE RELATED PLAN AND
AGREEMENT OF MERGER OF THE COMPANY INTO ILCO-TEXAS, A WHOLLY-
OWNED SUBSIDIARY OF THE COMPANY

     FOR                  AGAINST             ABSTAIN



3. In their discretion, the proxies are authorized to vote upon such other matters which may properly come before the meeting or at any postponements or adjournments thereof.


Please mark boxes in blue or black ink.
   Address Change and/or Comments Mark Here

                       In the case of joint or common
                       ownership, each owner should sign.

Dated:                          , 1997

Signature

Signature if held jointly

Please Mark, Sign, Date and Return This Proxy Card Promptly Using the Enclosed Envelope.